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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Applied Micro Circuits Corporation and to the incorporation by reference therein of our report dated April 19, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Diego, California

October 2, 2000